UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2013

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Masco Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2013 at its corporate office in Taylor, Michigan. At the Annual Meeting, Company stockholders voted on five proposals. A brief description of the proposals and the votes cast on each proposal are set forth below. In order to pass, each proposal required the approval of a majority of the votes cast, except Proposal 4, which, in accordance with the Company’s Certificate of Incorporation, required the approval of 80% of the outstanding shares of common stock (the Company had 356,824,468 shares of common stock outstanding as of the record date).

Proposal 1 – The election of three Class I directors to serve until the Annual Meeting in 2016.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dennis W. Archer	282,537,034	7,001,242	611,794	17,778,025
Donald R. Parfet	287,625,078	1,886,599	638,393	17,778,025
Lisa A. Payne	280,236,008	9,236,066	677,996	17,778,025

Proposal 2 – A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
263,154,269	26,186,009	809,792	17,778,025

Proposal 3 – The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2013.

Votes For	Votes Against	Abstentions
301,244,690	6,067,583	615,822

Proposal 4 – Amendments to the Company’s Certificate of Incorporation and Bylaws to declassify the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
273,119,599	14,504,236	2,526,235	17,778,025

Proposal 5 – Approval of the performance metrics for performance-based compensation intended to qualify under Internal Revenue Code Section 162(m).

Votes For	Votes Against	Abstentions	Broker Non-Votes
272,124,003	16,783,583	1,242,484	17,778,025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

May 13, 2013

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